EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129697 and No. 333-28827 on Form S-8 of our report dated June 29, 2009, appearing in this Annual Report on Form 11-K of the Century Aluminum of West Virginia Inc./United Steelworkers of America Savings Plan for the year ended December 31, 2008.

/s/ DELOITTE AND TOUCHE LLP

Pittsburgh, Pennsylvania

June 29, 2009